UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): August 30, 2001


                                LIQUIDPURE CORP.
               (Exact name of registrant as specified in charter)


              Delaware                    0-31539               98-0231607
              --------                    -------               ----------
      (State or other jurisdiction      (Commission            (IRS Employer
              of incorporation)         File Number)         Identification No.)



       PO Box 731, 23 Burnside Drive, Bay 3, Bragg Creek, Alberta T0L 0K0
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code   (403) 949-5621






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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On August 15, 2001, the President of the Company, Amar Bahadoorsingh, agreed to sell 6,500,000 shares registered in his name to John Hromyk. The 6,500,000 shares represent 61.5% of the issued and outstanding shares of the Company. The shares are to be purchased by Mr. Hromyk for $650.00 cash.

On August 20, 2001, the Company filed an information statement pursuant to
Schedule 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, with the Securities and Exchange Commission disclosing the above proposed transaction that would result in a change of control upon closing of the transaction.

Pursuant to the Agreement for the Purchase of Common Stock, and upon close of the transaction, effective on or about August 30, 2001, Mr. Bahadoorsingh agreed to resign as the sole Director of the Company and appoint Mr. Hromyk to the Board of Directors. Mr. Hromyk will oversee the implementation of a new business plan.

ITEM 5.  OTHER EVENTS

As of August 15, 2001, the Company changed its executive office address to PO 731 Box, 23 Burnside Drive, Bay 3, Bragg Creek, Alberta T0L 0K0.


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

On August 30, 2001, the Company appointed John Hromyk as a member of the Board of Directors.

On August 30, 2001, the Company accepted the resignation of Amar Bahadoorsingh as Director, effective immediately.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    No financial statements are required to be filed by this item.

(b)    Exhibits

       10 Agreement for the Purchase of Common Stock between Amar Bahadoorsingh and John Hromyk






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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Liquidpure Corp.


Date:    August 30, 2001                    /s/ John Hromyk
                                            ---------------------------
                                            John Hromyk, President